                                                                  EXHIBIT 10.13



                               FIRST AMENDMENT TO
                         MASTER LOAN PURCHASE AGREEMENT

                  This First Amendment to Master Loan Purchase Agreement (the "Amendment"), dated as of December __, 1996, between PacificAmerica Money Center, Inc., a Delaware corporation, as seller ("Seller"), and Aames Capital Corporation, a California corporation, as purchaser ("Purchaser"), with reference to the following facts:

                  A. Seller and Purchaser are parties to a Master Loan Purchase Agreement (the "Agreement") dated as of October 31, 1996.

                  B. Seller and Purchaser desire to amend the provisions of
Section 2.01(a) of the Agreement in the manner set forth herein.

                  NOW, THEREFORE, the parties hereby agree as follows:

                  1. The last sentence of Section 2.01(a) of the Agreement is hereby deleted in its entirety and replaced with the following:

                     "In the event that any Mortgage Loans are not included in an Aames Mortgage Trust within 120 days after the date that such Mortgage Loans were sold to Purchaser hereunder, Purchaser shall be obligated to consider any offers to purchase the Mortgage Loans presented to it by any unrelated third party. Purchaser shall be required to provide written notice to Seller within one Business Day after the receipt of any offer to purchase the Mortgage Loans, and Seller shall have a right of first refusal, exercisable for a period of thirty days from the date of Seller's receipt of Purchaser's written notice of a third party offer, to repurchase the Mortgage Loans so offered, at a price equal to the applicable Repurchase Price, less any amounts owed by Purchaser to Seller for Interim Net Spread."

                  2. Except as modified herein, all terms and conditions of the Agreement shall remain in full force and effect without modification, and all of the general terms and conditions of the Agreement, including without limitation the provisions of Article Nine of the Agreement, shall apply to this Amendment.

                  In witness whereof, Seller and Purchaser have each caused this Amendment to be executed on its behalf by its duly authorized officer.


                                        PACIFICAMERICA MONEY CENTER, INC.



                                        By:_________________________
                                           Charles J. Siegel
                                           Chief Financial Officer



                                        AAMES CAPITAL CORPORATION



                                        By:____________________________
                                           ____________________________
                                           ____________________________

                               SECOND AMENDMENT TO
                         MASTER LOAN PURCHASE AGREEMENT

                  This Second Amendment to Master Loan Purchase Agreement (the "Amendment"), is made as of January 1, 1997, between PacificAmerica Money Center, Inc., a Delaware corporation, as seller ("Seller"), and Aames Capital Corporation, a California corporation, as purchaser ("Purchaser"), with reference to the following facts:

                  A. Seller and Purchaser are parties to a Master Loan Purchase Agreement (the "Agreement") dated as of October 31, 1996. All capitalized terms referred to in this Amendment and not defined herein have the meanings ascribed to them in the Agreement.

                  B. Seller and Purchaser have agreed that Seller shall have no obligation to deliver the Quarterly Commitment Amount of Mortgage Loans for purchase by Purchaser, as currently provided for in the Agreement, until the date (the "Recommencement Date") which is 30 days after the date that Purchaser notifies Seller that it has implemented a Home Equity Line of Credit ("HELOC") Program in which Seller can originate and sell loans to Purchaser (pre-approved by Purchaser for purchase if required by Seller) with loan-to-value ratios at least five percentage points higher than the loan-to-value ratios currently required under Purchaser's lending Guidelines. Seller and Purchaser therefore desire to amend the Agreement as provided for herein.

                  C. Seller and Purchaser have further agreed that, because only $14,936,821.84 principal amount of loans which have previously been sold to Purchaser are available for securitization in the next Aames Mortgage Trust, the purchase price for such loans will be modified to an amount which is 108% of the total principal balance of such loans on the date of sale thereof (of which 100% of the principal balance of such loans has previously been paid) plus accrued interest and interest payments actually received on such loans from the date of sale until the date of payment of the premium provided for herein, less the Servicing Fee payable to Purchaser and a monthly financing fee determined in accordance with the formula provided in the definition of Interim Net Spread in the Agreement, with no continuing interest of Seller in the Excess Spread or otherwise with respect to such loans.

                  NOW, THEREFORE, the parties hereby agree as follows:

                  1. The definition of "Quarterly Commitment Amount" contained in Section 1.01 of the Agreement is hereby deleted in its entirety and replaced with the following:

                     "The lesser of (i) the total aggregate principal balance of all HELOC loans made by Seller which are Qualified Mortgage Loans, plus any other Qualified Mortgage Loans which Seller, in its sole discretion, determines to offer to Purchaser, during such Quarterly Commitment Period and (ii) $50 million plus the Aggregate Quarterly Commitment Deficiency."

                  2. The definition of "Quarterly Commitment Deficiency" contained in Section 1.01 of the Agreement is hereby deleted in its entirety and replaced with the following:

                     "With respect to any Quarterly Commitment Period beginning with the first full quarter which begins after the Recommencement Date, for any Quarterly Commitment Period in which Seller offers for sale to Purchaser pursuant to
                     Section 2.01 Qualified Mortgage Loans with an aggregate Principal Balance less than $50 million, the difference between $50 million and the aggregate Principal Balance of Qualified Mortgage Loans so offered."

                  3. The first sentence of Section 2.01(a) of the Agreement is hereby deleted in its entirety and replaced with the following:

                     "During the Term of the Agreement, Seller shall offer for sale to Purchaser during each Quarterly Commitment Period, Qualified Mortgage Loans in such amount as Seller shall determine; provided that, after the Recommencement Date, Seller shall offer for sale to Purchaser during each Quarterly Commitment Period all HELOC loans made by Seller which are Qualified Mortgage Loans (pre-approved for purchase by Purchaser if required by Seller), plus any other Qualified Mortgage Loans which Seller, in its sole discretion, determines to offer to Purchaser, during such Quarterly Commitment Period, in an aggregate principal amount of not less than the quarterly Commitment Amount." Seller shall have the right to require that Purchaser pre-approve for purchase by Purchaser all HELOC and companion loans secured by the same property as any HELOC originated by Seller, in which case Purchaser hereby unconditionally agrees to purchase all such loans which are so pre-approved, provided that such loans are Qualified Mortgage Loans.

                  4. The last sentence of Section 2.01(c) of the Agreement is hereby deleted in its entirety and replaced with the following:

                     "Seller shall have the right to offer and sell any Mortgage Loans offered to Purchaser and not accepted for purchase by Purchaser to other Persons for purchase, securitization or other disposition."

                  5. Section 2.01(e) is hereby deleted in its entirety and shall hereafter be referred to as [intentionally omitted].

                  6. With respect to the $14,936,821.84 principal amount (as determined on the date of sale of such loans, referred to herein as the "Sale Date Principal Balance") of loans previously sold by Seller to Purchaser which have not been included in an Aames Mortgage Trust as of the date hereof (the "1996 Fourth Quarter Loans") Seller and Purchaser agree that the purchase price for such loans shall be modified to equal 108% of the total principal balance of such loans on the date of sale thereof (of which 100% of the principal balance of such loans has previously been paid) plus accrued interest and interest payments actually received on such loans from the date of sale until the date of payment of the premium provided for herein, less the Servicing Fee payable to Purchaser and a monthly financing fee determined in accordance with the formula provided in the definition of Interim Net Spread in the Agreement. Seller and Purchaser further agree that Seller shall have no further interest in the 1996 Fourth Quarter Loans or in the Aames Mortgage Trust in which such loans may be included at any time in the future. However, within 10 days after the date, if any, on which total Loans sold by Seller to Purchaser under the Agreement equal an aggregate Principal Balance of at least $250 million, Purchaser will pay to Seller an additional 3% of the Sale Date Principal Balance of the 1996 Fourth Quarter Loans. All other provisions of the Agreement with respect to the 1996 Fourth Quarter Loans, and the terms of sale of such loans by Seller to Purchaser, shall continue to apply with respect to such loans.

                  7. Except as modified herein and as necessary to carry out the intentions of the parties as reflected in this Amendment, all terms and conditions of the Agreement shall remain in full force and effect without modification, and all of the general terms and conditions of the Agreement, including without limitation the provisions of Article Nine of the Agreement, shall apply to this Amendment.

                  IN WITNESS WHEREOF, Seller and Purchaser have each caused this Amendment to be executed on its behalf by its duly authorized officer.


AAMES CAPITAL CORPORATION                      PACIFICAMERICA MONEY CENTER, INC.


By:___________________________                 By:_________________________
     Mark Elbaum                                  Charles J. Siegel
     Senior Vice President - Finance              Chief Financial Officer

                        PACIFICAMERICA MONEY CENTER, INC.
                       21031 Ventura Boulevard, Suite 102
                        Woodland Hills, California 91364



                                 January 1, 1997


Aames Capital Corporation
3731 Wilshire Boulevard, 10th Floor
Los Angeles, California  90010
Attention: Cary Thompson

Aames Financial Corporation
3731 Wilshire Boulevard, 10th Floor
Los Angeles, California  90010
Attention: Cary Thompson

Dear Cary:

                  You are hereby notified that PacificAmerica Money Center, Inc. ("PAMM"), a Delaware corporation, has assigned to Pacific Thrift and Loan Company ("Pacific Thrift"), a California corporation, all of its right, title and interest in and to all of the following payment obligations of Aames Capital Corporation ("Aames") under that certain First Amendment (the "Amendment") dated as of January 1, 1997, to Master Loan Purchase Agreement (the "Aames Agreement"), dated as of October 31, 1996, by and between PAMM and Aames: all obligations of Aames for payment of the adjusted purchase price with respect to the $14,936,821.84 principal amount (as determined on the date of sale of such loans, referred to herein as the "Sale Date Principal Balance") of loans previously sold by PAMM to Aames which have not been included in an Aames Mortgage Trust as of the date hereof (the "1996 Fourth Quarter Loans"). Pursuant to the Amendment, PAMM and Aames have agreed that the purchase price for such loans shall be modified to equal 108% of the total principal balance of such loans on the date of sale thereof (of which 100% of the principal balance of such loans has previously been paid) plus accrued interest and interest payments actually received on such loans from the date of sale until the date of payment of the premium provided for herein, less the Servicing Fee payable to Aames and a monthly financing fee determined in accordance with the formula provided in the definition of Interim Net Spread in the Agreement. PAMM and Aames have further agreed that PAMM shall have no further interest in the 1996 Fourth Quarter Loans or in the Aames Mortgage Trust in which such loans may be included at any time in the future.

                  PAMM has further assigned to Pacific Thrift all of PAMM's right to receive an additional 3% of the Sale Date Principal Balance of the 1996 Fourth Quarter Loans, payable by Aames within 10 days after the date, if any, on which total Loans sold by PAMM to Aames under the Agreement equal an aggregate Principal Balance of at least $250 million. You are hereby instructed to make all such payments, as they become due and payable, to Pacific Thrift. PAMM hereby releases and discharges Aames and AFC from any claim to any payment made by Aames or AFC to Pacific Thrift pursuant to the terms of this letter of instruction.

Aames Capital Corporation
Aames Financial Corporation
January 1, 1997
Page 2



                  You are further notified that PAMM has assigned to Pacific Thrift all of its rights against AFC pursuant to the Guaranty of AFC dated as of October 31, 1996 with respect to all payments assigned to Pacific Thrift which may become due and payable by AFC for the adjusted purchase price of the 1996 Fourth Quarter Loans pursuant to the Guaranty. You are hereby instructed to make all such payments, as they become due and payable, to Pacific Thrift. PAMM hereby releases and discharges AFC from any claim to any payment made by AFC to Pacific Thrift under the Guaranty pursuant to the terms of this letter of instruction.

                                                  Very truly yours,



                                                  JOEL R. SCHULTZ, President